                         Alternative Loan Trust 2006-4CB
                                 Issuing Entity

                                FINAL TERM SHEET

                              (COUNTRYWIDE(R) LOGO)

                           $683,680,636 (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED FEBRUARY 23, 2006

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4CB

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING MARCH 27, 2006

                                   ----------

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus and the accompanying prospectus:

                 INITIAL CLASS
                  CERTIFICATE
                BALANCE/INITIAL    PASS-THROUGH
              NOTIONAL AMOUNT(1)      RATE(2)
              ------------------   ------------
Class 1-A-1     $177,910,000           6.00%
Class 1-A-2     $  6,155,000           6.00%
Class 1-A-3     $125,646,000         Floating
Class 1-A-4     $125,646,000(3)      Floating
Class 1-A-5     $  1,000,000           6.00%
Class 1-A-6     $ 71,459,000           6.00%
Class 1-A-7     $ 10,341,000           6.00%
Class 1-X       $392,393,997(3)      Variable
Class 2-A-1     $100,000,000           5.50%
Class 2-A-2     $  4,225,000           5.50%
Class 2-A-3     $ 66,878,000           5.50%
Class 2-A-4     $ 36,166,000           5.50%
Class 2-A-5     $  5,809,000           5.50%
Class 2-A-6     $ 45,637,000           5.50%
Class 2-A-7     $ 10,541,000           5.50%
Class 2-X       $244,014,319(3)      Variable
Class PO        $    524,536            (4)
Class A-R       $        100           6.00%
Class M         $ 13,800,000         Variable
Class B-1       $  4,829,000         Variable
Class B-2       $  2,760,000         Variable

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates (and, in the case of the floating rate certificates, the index on which the pass-through rates are based) and their initial ratings, in the table under "Summary -- Description of the Certificates" on page 7 of this free writing prospectus.

(3) The Class 1-A-4, Class 1-X and Class 2-X Certificates are interest only notional amount certificates and are not included in the aggregate class certificate balance of all of the certificates offered.

(4) The Class PO Certificates are principal only certificates and will not accrue interest.

                                     SUMMARY

ISSUING ENTITY

Alternative Loan Trust 2006-4CB, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP

TRUSTEE

The Bank of New York

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of February 1, 2006 and the date of origination for that mortgage loan (the "cut-off date").

CLOSING DATE

On or about February 27, 2006.

THE MORTGAGE LOANS

The mortgage loans will consist of two loan groups. Each loan group will consist primarily of 30-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties. All of the mortgage loans have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in each of loan group 1 and loan group 2 had the following characteristics:

LOAN GROUP 1

Aggregate Current Principal Balance   $408,998,667
Geographic Concentrations in excess
   of 10%:
   California                                25.23%
Weighted Average Original LTV Ratio          68.58%
Weighted Average Mortgage Rate               6.605%

Range of Mortgage Rates                  6.000% to
                                             7.625%
Average Current Principal Balance     $    220,842
Range of Current Principal Balances   $  20,000 to
                                      $    615,000
Weighted Average Remaining Term to
   Maturity                             358 months
Weighted Average FICO Credit Score             712

LOAN GROUP 2

Aggregate Current Principal Balance   $280,890,801
Geographic Concentrations in excess
   of 10%:
   California                                37.02%
Weighted Average Original LTV Ratio          67.21%
Weighted Average Mortgage Rate               6.027%
Range of Mortgage Rates                  5.250% to
                                             6.500%
Average Current Principal Balance     $    285,749
Range of Current Principal Balances   $  31,810 to
                                      $    740,096
Weighted Average Remaining Term to
   Maturity                                    356
Weighted Average FICO Credit Score             718

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue twenty-four classes of certificates, twenty-one of which are offered by this free writing prospectus:

                  INITIAL CLASS                                                 INITIAL
                   CERTIFICATE                                      INITIAL      RATING
                BALANCE / INITIAL                                    RATING    (MOODY'S)
    CLASS      NOTIONAL AMOUNT(1)               TYPE               (S&P) (2)      (2)
------------   ------------------   ----------------------------   ---------   ---------
OFFERED CERTIFICATES

Class 1-A-1      $177,910,000        Senior/Fixed Pass-Through        AAA         Aaa
                                            Rate/Planned
                                         Balance/Accretion
                                       Directed/Super Senior

Class 1-A-2      $  6,155,000        Senior/Fixed Pass-Through        AAA         Aaa
                                            Rate/Planned
                                    Balance/Accrual/Super Senior

Class 1-A-3      $125,646,000             Senior/Floating             AAA         Aaa
                                    Pass-Through Rate/Accretion
                                         Directed/Companion

Class 1-A-4      $125,646,000         Senior/Inverse Floating         AAA         Aaa
                                     Pass-Through Rate/Notional
                                        Amount/Interest Only

Class 1-A-5      $  1,000,000        Senior/Fixed Pass-Through        AAA         Aaa
                                       Rate/Accrual/Companion

Class 1-A-6      $ 71,459,000        Senior/Fixed Pass-Through        AAA         Aaa
                                       Rate/NAS/Super Senior

Class 1-A-7      $ 10,341,000        Senior/Fixed Pass-Through        AAA         Aa1
                                          Rate/NAS/Support

Class 1-X        $392,393,997             Senior/Notional             AAA         Aaa
                                          Amount/Interest
                                     Only/Variable Pass-Through
                                                Rate

Class 2-A-1      $100,000,000        Senior/Fixed Pass-Through        AAA         Aaa
                                           Rate/Accretion
                                       Directed/Super Senior

Class 2-A-2      $  4,225,000        Senior/Fixed Pass-Through        AAA         Aaa
                                     Rate/Accrual/Super Senior

Class 2-A-3      $ 66,878,000        Senior/Fixed Pass-Through        AAA         Aaa
                                     Rate/Planned Balance/Super
                                               Senior

Class 2-A-4      $ 36,166,000        Senior/Fixed Pass-Through        AAA         Aaa
                                           Rate/Companion

Class 2-A-5      $  5,809,000        Senior/Fixed Pass-Through        AAA         Aaa
                                                Rate

Class 2-A-6      $ 45,637,000        Senior/ Fixed Pass-Through       AAA         Aaa
                                       Rate/NAS/Super Senior

                  INITIAL CLASS                                                 INITIAL
                   CERTIFICATE                                      INITIAL      RATING
                BALANCE / INITIAL                                    RATING    (MOODY'S)
    CLASS      NOTIONAL AMOUNT(1)               TYPE               (S&P) (2)      (2)
------------   ------------------   ----------------------------   ---------   ---------
Class 2-A-7      $ 10,541,000        Senior/ Fixed Pass-Through       AAA         Aa1
                                          Rate/NAS/Support

Class 2-X        $244,014,319(3)          Senior/Notional             AAA         Aaa
                                          Amount/Interest
                                     Only/Variable Pass-Through
                                                Rate

Class PO         $   524,536              Senior/Principal            AAA          Aaa
                                           Only/Component

Class A-R        $       100              Senior/Residual             AAA          Aaa

Class M          $13,800,000           Subordinate/Variable            AA          N/R
                                         Pass-Through Rate

Class B-1        $ 4,829,000           Subordinate/Variable            A           N/R
                                         Pass-Through Rate

Class B-2        $ 2,760,000           Subordinate/Variable           BBB          N/R
                                         Pass-Through Rate

NON-OFFERED CERTIFICATES(3)

Class B-3        $ 2,760,000            Subordinate/Variable
                                         Pass-Through Rate

Class B-4        $ 2,070,000            Subordinate/Variable
                                         Pass-Through Rate

Class B-5        $ 1,378,832            Subordinate/Variable
                                         Pass-Through Rate

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                                          INTEREST
                                                          ACCRUAL
    CLASS       PASS-THROUGH RATE     ACCRUAL PERIOD     CONVENTION
-------------   -----------------   ------------------   ----------
OFFERED
CERTIFICATES
Class 1-A-1           6.00%         calendar month (2)   30/360 (4)
Class 1-A-2           6.00%         calendar month (2)   30/360 (4)
Class 1-A-3     LIBOR + 0.70% (1)     25th to 24th (3)   30/360 (4)
Class 1-A-4     5.30% - LIBOR (1)     25th to 24th (3)   30/360 (4)
Class 1-A-5           6.00%         calendar month (2)   30/360 (4)
Class 1-A-6           6.00%         calendar month (2)   30/360 (4)
Class 1-A-7           6.00%         calendar month (2)   30/360 (4)
Class 2-A-1           5.50%         calendar month (2)   30/360 (4)
Class 2-A-2           5.50%         calendar month (2)   30/360 (4)
Class 2-A-3           5.50%         calendar month (2)   30/360 (4)
Class 2-A-4           5.50%         calendar month (2)   30/360 (4)
Class 2-A-5           5.50%         calendar month (2)   30/360 (4)
Class 2-A-6           5.50%         calendar month (2)   30/360 (4)
Class 2-A-7           5.50%         calendar month (2)   30/360 (4)
Class 1-X              (5)          calendar month (2)   30/360 (4)
Class 2-X              (6)          calendar month (2)   30/360 (4)
Class A-R             6.00%         calendar month (2)   30/360 (4)
Class PO               (7)                 N/A               N/A
Class M                (8)          calendar month (2)   30/360 (4)
Class B-1              (8)          calendar month (2)   30/360 (4)
Class B-2              (8)          calendar month (2)   30/360 (4)
NON-OFFERED
CERTIFICATES
Class B-3              (8)          calendar month (2)   30/360 (4)
Class B-4              (8)          calendar month (2)   30/360 (4)
Class B-5              (8)          calendar month (2)   30/360 (4)

----------
(1) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(2) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(3) The accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(4) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(5) The pass-through rate for the Class 1-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 1, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%.

(6) The pass-through rate for the Class 2-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 2, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 5.50%.

(7) The Class PO Certificates are principal only certificates and are not entitled to any distributions of interest.

(8) The pass-through rate for each class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

     - 6.00% multiplied by the excess of the loan group 1 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 1 senior certificates immediately prior to that distribution date, and

     - 5.50% multiplied by the excess of the loan group 2 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 2 senior certificates immediately prior to that distribution date, divided by the aggregate of the class certificate balances of the subordinated certificates immediately prior to that Distribution Date.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

                               CLASSES/COMPONENTS OF
       DESIGNATION                 CERTIFICATES
-------------------------   ---------------------------
      Group 1 Senior         Class 1-A-1, Class 1-A-2,
       Certificates                    Class
                             1-A-3, Class 1-A-4, Class
                             1-A-5, Class 1-A-6, Class
                            1-A-7, Class 1-X and Class
                            A-R Certificates and Class
                                  PO-1 Component

      Group 2 Senior         Class 2-A-1, Class 2-A-2,
       Certificates          Class 2-A-3, Class 2-A-4,
                             Class 2-A-5, Class 2-A-6,
                            Class 2-A-7, Class 2-X and
                               Class PO-2 Component

 Senior Certificate Group   Each of the Group 1 Senior
                             Certificates and Group 2
                                Senior Certificates

   Senior Certificates      Group 1 Senior Certificates
                                and Group 2 Senior
                                   Certificates

Subordinated Certificates       Class M and Class B
                                   Certificates

    LIBOR Certificates      Class 1-A-3 and Class 1-A-4
                                   Certificates

   Class X Certificates       Class 1-X and Class 2-X
                                   Certificates

   Class B Certificates        Class B-1, Class B-2,
                             Class B-3, Class B-4 and
                              Class B-5 Certificates

     Notional Amount        Class 1-A-4, Class 1-X and
       Certificates           Class 2-X Certificates

  Offered Certificates      Senior Certificates, Class
                            M, Class B-1 and Class B-2
                                   Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1,000.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on March 27, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in April 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 8.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive or accrete:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

-    any interest remaining unpaid or unaccreted from prior distribution dates;
     less

- any net interest shortfalls allocated to that class for that distribution date.

The Class 1-A-2, Class 1-A-5 and Class 2-A-2 Certificates are accrual certificates. Interest will accrue on the Class 1-A-2 and Class 1-A-5 Certificates during each interest accrual period at a per annum rate of 6.00%. Interest will accrue on the Class 2-A-2 Certificates during each interest accrual period at a per annum rate of 5.50%. However, this interest will not be distributed on the Class 1-A-2, Class 1-A-5 and the Class 2-A-2 Certificates until the accrual termination date, which is the earlier of

- the date on which the class certificate balance of each class of subordinated certificates is reduced to zero; and

- in the case of the Class 1-A-2 Certificates, the distribution date on which the class certificate balance of the Class 1-A-1 Certificates is reduced to zero; or

- in the case of the Class 1-A-5 Certificates, the distribution date on which the class certificate balance of the Class 1-A-3 Certificates is reduced to zero; or

- in the case of the Class 2-A-2 Certificates, the distribution date on which the class certificate balance of the Class 2-A-1 Certificates is reduced to zero.

This accrued and unpaid interest will be added to the class certificate balances of the Class 1-A-2, Class 1-A-5 and Class 2-A-2 Certificates, as applicable, on the related distribution date.

The Class PO Certificates do not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

-    prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates based on their respective entitlements (or, in the case of the subordinated certificates, based on interest accrued on each subordinated class' share of the assumed balance, as described more fully under "Description of the Certificates -- Interest"), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution or accretion of the interest entitlement on the related certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed or accreted on each class of related certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

CORRIDOR CONTRACT

The Class 1-A-3 Certificates will have the benefit of an interest rate corridor contract. Payments under the corridor contract will be made to the Class 1-A-3 Certificates pursuant to a formula described in "Description of the Certificates -- The Corridor Contract" and " -- The Corridor Contract Reserve Fund" in this free writing prospectus.

Any amount received in respect of the corridor contract for a distribution date that remains in the corridor contract reserve fund will be distributed to UBS Securities LLC as provided in the pooling and servicing agreement and will not be available for payment of any yield supplement amount on the Class 1-A-3 Certificates in the future.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

All payments and other amounts in respect of principal of the mortgage loans in a loan group will be allocated between the related Class PO Component, on the one hand, and the related senior certificates (other than the notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the related required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The required coupons for loan group 1 and loan group 2 are 6.00% and 5.50%, respectively. The applicable non-PO percentage of amounts in respect of principal will be allocated to the related senior certificates (other than the notional amount certificates and the related Class PO Component) as set forth below, and any remainder of that non-PO amount is allocated to the subordinated certificates:

- in the case of scheduled principal collections, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the non-PO percentage of the principal balance of the mortgage loans in the related loan group; and

- in the case of principal prepayments, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The Class X Certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest (net of the related expense fees) and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans in that loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to mortgage loans in that loan group;

- partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the master servicer and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation due to the master servicer;

-    the trustee fee due to the trustee;

-    lender-paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in loan group 1 and loan group 2 will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the master servicer fee rate. The master servicer fee rate for each mortgage loan will be 0.250% per annum. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under "Servicing of Mortgage Loans--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this free writing prospectus.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

- to principal of the classes of senior certificates and components relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the Class PO Component related to that loan group, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

- to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

-    from any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount for each loan group will be distributed as described above under "--Priority of Distributions Among Certificates" first as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component) as specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

On each distribution date up to and including the Class 1-A-2 accrual termination date, the amount of accrued interest on the Class 1-A-2 Certificates added to its class certificate balance will be distributed as principal sequentially to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, until their respective class certificate balances are reduced to zero.

On each distribution date up to and including the Class 1-A-5 accrual termination date, the amount of accrued interest on the Class 1-A-5 Certificates added to its class certificate balance will be distributed as principal sequentially to the Class 1-A-3 and Class 1-A-5 Certificates, in that order, until their respective class certificate balances are reduced to zero.

On each distribution date up to and including the Class 2-A-2 accrual termination date, the amount of accrued interest on the Class 2-A-2 Certificates added to its class certificate balance will be distributed as principal sequentially to the Class 2-A-1 and Class 2-A-2 Certificates, until their respective class certificate balances are reduced to zero.

Senior Certificates(other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount related to each loan group, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates, in the following order of priority:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

(2) concurrently, to the Class 1-A-6 and Class 1-A-7 Certificates, pro rata, the group 1 priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

(3) sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, in an amount up the amount necessary to reduce their aggregate class certificate balance to their aggregate planned principal balance for that distribution date in this free writing prospectus;

(4) sequentially, to the Class 1-A-3 and Class 1-A-5 Certificates, in that order, until their respective class certificate balances are reduced to zero;

(5) sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, without regard to their aggregate planned balance, until their respective class certificate balances are reduced to zero; and

(6) concurrently, to the Class 1-A-6 and Class 1-A-7 Certificates, pro rata, without regard to the group 1 priority amount, until their respective class certificate balances are reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

(1) concurrently, to the Class 2-A-6 and 2-A-7 Certificates, pro rata, the group 2 priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

(2) concurrently,

     (A) 48.914012709% sequentially, to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

     (B) 51.085987291% in the following order:

          (i) to the Class 2-A-3 Certificates, in an amount up the amount necessary to reduce its class certificate balance to its planned principal balance for the distribution date;

          (ii) to the Class 2-A-4 Certificates, until its class certificate balance is reduced to zero;

          (iii) to the Class 2-A-3 Certificates, without regard to its planned principal balance, until its class certificate balance is reduced to zero; and

          (iv) to the Class 2-A-5 Certificates, until its class certificate balance is reduced to zero;

(3) concurrently, to the Class 2-A-6 and 2-A-7 Certificates, pro rata, without regard to the group 2 priority amount, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to each Class PO Component in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

- available funds for the related loan group remaining after distribution and accretion of interest on the senior certificates in the same certificate group; and

- a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date and with respect to both loan groups, to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for each loan group, will be distributed as principal of the subordinated certificates in order of their distribution priorities, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full from any loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

- the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related Class PO Component; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the related Class PO Component (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

- the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

     - first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero: and

     - second, concurrently to the senior certificates (other than the notional amount certificates and the related Class PO Component) related to that loan group, pro rata, based upon their respective class certificate balances, or in the case of the accrual certificates, based on the lesser of the original class certificate balances or their current class certificate balances.

- except that (i) a portion of the non-PO percentage of any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-1, Class 1-A-2 and Class 1-A-6 Certificates will instead be allocated to the Class 1-A-7 Certificates, until its class certificate balance is reduced to zero and (ii) a portion of the non-PO percentage of any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-6 Certificates will instead be allocated to the Class 2-A-7 Certificates, until its class certificate balance is reduced to zero.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest payment priority, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses." Further, the class certificate balance of the class of subordinated certificates with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, other than the Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for that loan group (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, other than the related Class PO Component and related notional amount certificates, until the aggregate class certificate balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the undercollateralized group equals the non-PO pool balance for that loan group (such distribution, an "undercollateralization distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan group remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth below under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" and "-- Subordinated Principal Distribution Amount."

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the corridor contract and any assets in the corridor contract reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class 1-A-3 Certificates will also represent the right to receive yield supplement amounts. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class X, Class PO and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

A fiduciary of such plans or arrangements must determine that the purchase of a Certificate is consistent with its fiduciary duties and does not result in a nonexempt prohibited transaction under applicable law.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                THE MORTGAGE POOL

                                  LOAN GROUP 1

                                MORTGAGE RATES(1)

                                                                                             WEIGHTED
                                                         PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
RANGE OF                      MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATES (%)             LOANS      OUTSTANDING      GROUP I       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------           ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
5.990 .....................        1    $    109,800.00      0.03%    109,800.00    6.500      360        681        90.00
6.000 .....................        2         366,383.73      0.09     183,191.87    6.000      240        764        41.71
6.050 .....................        1         376,918.30      0.09     376,918.30    6.250      357        707        90.00
6.120 .....................        1         383,249.21      0.09     383,249.21    6.500      357        704        90.00
6.125 .....................        9       2,557,423.14      0.63     284,158.13    6.125      358        713        66.97
6.130 .....................        1         269,910.00      0.07     269,910.00    6.500      360        630        90.00
6.135 .....................        1          96,300.00      0.02      96,300.00    6.375      360        724        90.00
6.250 .....................       50      12,444,685.28      3.04     248,893.71    6.250      358        733        69.48
6.295 .....................        2         348,778.68      0.09     174,389.34    6.728      360        704        91.43
6.310 .....................        1         384,452.13      0.09     384,452.13    6.500      359        705        89.49
6.375 .....................      329      84,749,804.39     20.72     257,598.19    6.375      358        720        67.53
6.385 .....................        1         278,300.00      0.07     278,300.00    7.125      359        752        94.99
6.500 .....................      422      90,143,229.06     22.04     213,609.55    6.500      359        711        66.70
6.510 .....................        1         121,305.47      0.03     121,305.47    6.750      359        783        90.00
6.550 .....................        2         540,949.46      0.13     270,474.73    6.750      359        762        90.00
6.560 .....................        1         184,341.15      0.05     184,341.15    6.750      359        702        90.00
6.625 .....................      229      52,001,770.79     12.71     227,081.97    6.625      359        717        69.27
6.640 .....................        1         127,800.00      0.03     127,800.00    7.250      359        790        90.00
6.695 .....................        1          87,051.80      0.02      87,051.80    6.875      359        715        85.00
6.745 .....................        1         141,300.00      0.03     141,300.00    7.125      360        691        90.00
6.750 .....................      449      92,317,719.37     22.57     205,607.39    6.750      359        708        69.48
6.780 .....................        1         231,106.57      0.06     231,106.57    7.250      359        808        90.00
6.875 .....................      325      67,646,987.45     16.54     208,144.58    6.875      359        702        69.16
6.910 .....................        1         162,772.92      0.04     162,772.92    7.250      359        801        90.00
6.960 .....................        1         115,650.00      0.03     115,650.00    7.250      360        732        90.00
6.990 .....................        1         272,000.00      0.07     272,000.00    6.990      358        695        80.00
7.000 .....................        5         718,865.57      0.18     143,773.11    7.000      359        692        66.95
7.125 .....................        4         496,650.00      0.12     124,162.50    7.125      358        727        77.57
7.250 .....................        3         388,006.50      0.09     129,335.50    7.250      359        747        75.99
7.375 .....................        1         116,231.49      0.03     116,231.49    7.375      359        755        80.00

7.500 .....................        2          266,925.0      0.07     133,462.50    7.500      359        723        75.00
7.625 .....................        2         552,000.00      0.13     276,000.00    7.625      358        705        80.00
                               -----    ---------------    ------
   TOTAL ..................    1,852    $408,998,667.46    100.00%
                               =====    ===============    ======

----------
(1) The lender acquired mortgage insurance mortgage loans in loan group 1 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 1 (net of such premiums) was approximately 6.602% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 1 was approximately 6.605% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                             WEIGHTED
                                                         PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
RANGE OF                     NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
CURRENT MORTGAGE              MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)    LOANS      OUTSTANDING      GROUP I       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------------------  ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
0.01 - 50,000.00 ..........       11    $    425,286.76      0.10%     38,662.43    6.730      348        746        54.10
50,000.01 - 100,000.00 ....      117       9,671,982.24      2.36      82,666.51    6.663      357        720        62.88
100,000.01 - 150,000.00 ...      416      53,610,259.44     13.11     128,870.82    6.659      358        717        66.67
150,000.01 - 200,000.00 ...      420      73,339,954.52     17.93     174,618.94    6.620      359        711        68.72
200,000.01 - 250,000.00 ...      286      64,097,914.48     15.67     224,118.58    6.628      359        707        68.53
250,000.01 - 300,000.00 ...      180      49,700,341.78     12.15     276,113.01    6.609      359        707        68.90
300,000.01 - 350,000.00 ...      120      39,353,416.74      9.62     327,945.14    6.602      359        716        69.95
350,000.01 - 400,000.00 ...      250      95,621,452.68     23.38     382,485.81    6.543      358        713        69.99
400,000.01 - 450,000.00 ...       38      15,598,981.17      3.81     410,499.50    6.615      359        718        64.26
450,000.01 - 500,000.00 ...        4       1,966,501.02      0.48     491,625.26    6.692      359        717        66.88
500,000.01 - 550,000.00 ...        4       2,104,549.50      0.51     526,137.38    6.529      359        716        65.51
550,000.01 - 600,000.00 ...        4       2,292,527.13      0.56     573,131.78    6.535      360        730        78.73
600,000.01 - 650,000.00 ...        2       1,215,500.00      0.30     607,750.00    6.628      360        747        75.03
                               -----    ---------------    ------
   TOTAL ..................    1,852    $408,998,667.46    100.00%
                               =====    ===============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 1 was approximately $220,842.

                              FICO CREDIT SCORES(1)

                                                                                             WEIGHTED
                                                         PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
RANGE OF                      MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
FICO CREDIT SCORES             LOANS      OUTSTANDING      GROUP I       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------           ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
619 and below .............        5    $    898,260.32      0.22%    179,652.06    6.843      360        612        56.74
620 - 639 .................      163      36,887,335.79      9.02     226,302.67    6.655      358        630        65.11
640 - 659 .................      115      26,170,907.67      6.40     227,573.11    6.653      359        649        60.70
660 - 679 .................      225      52,691,395.40     12.88     234,183.98    6.641      359        670        65.48
680 - 699 .................      238      49,397,669.04     12.08     207,553.23    6.610      359        688        67.43
700 - 719 .................      282      60,678,941.98     14.84     215,173.55    6.588      358        710        69.86
720 and above .............      821     181,881,537.26     44.47     221,536.59    6.582      358        758        71.28
Not Available .............        3         392,620.00      0.10     130,873.33    6.728      360        N/A        64.48
                               -----    ---------------    ------
   TOTAL ..................    1,852    $408,998,667.46    100.00%
                               =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 1 was approximately 712.

                    DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                                             PERCENT                          WEIGHTED
                                                               OF       AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                              AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                NUMBER OF     PRINCIPAL     LOANS IN    BALANCE    AVERAGE    TERM TO     FICO       ORIGINAL
                                 MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
TYPE OF PROGRAM                   LOANS      OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------                 ---------  ---------------  --------  -----------  --------  ---------  --------  -------------
Full/Alternative .............      250    $ 55,435,222.33    13.55%   221,740.89    6.558      359        711        73.25
No Income/No Asset ...........      252      49,852,486.05    12.19    197,827.33    6.662      358        696        59.37
Preferred ....................      298      73,509,748.85    17.97    246,677.01    6.508      357        744        68.45
Reduced ......................      989     216,513,303.06    52.94    218,921.44    6.636      359        707        69.80
Stated Income/Stated Asset ...       63      13,687,907.17     3.35    217,268.37    6.632      358        684        64.68
                                  -----    ---------------   ------
   TOTAL .....................    1,852    $408,998,667.46   100.00%
                                  =====    ===============   ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                             PERCENT                          WEIGHTED
                                                               OF       AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                              AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                NUMBER OF     PRINCIPAL     LOANS IN    BALANCE    AVERAGE    TERM TO     FICO       ORIGINAL
RANGE OF ORIGINAL                MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS      OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------        ---------  ---------------  --------  -----------  --------  ---------  --------  -------------
50.00 and below ..............      309    $ 58,838,051.44    14.39%   190,414.41    6.593      358        707        39.71
50.01 - 55.00 ................      106      24,084,723.63     5.89    227,214.37    6.605      359        697        52.40
55.01 - 60.00 ................      112      26,666,592.69     6.52    238,094.58    6.580      356        693        57.50
60.01 - 65.00 ................      136      32,749,594.16     8.01    240,805.84    6.565      359        693        62.56
65.01 - 70.00 ................      138      33,651,399.46     8.23    243,850.72    6.571      358        710        68.27
70.01 - 75.00 ................      156      40,131,281.88     9.81    257,251.81    6.651      359        699        73.42
75.01 - 80.00 ................      783     169,392,020.08    41.42    216,337.19    6.615      359        725        79.65
80.01 - 85.00 ................        6       1,043,462.86     0.26    173,910.48    6.681      349        724        84.39
85.01 - 90.00 ................       77      15,410,920.18     3.77    200,141.82    6.644      358        728        89.53
90.01 - 95.00 ................       28       6,892,272.39     1.69    246,152.59    6.591      357        724        94.63
95.01 - 100.00 ...............        1         138,348.69     0.03    138,348.69    6.750      323        782        96.99
                                  -----    ---------------   ------
   TOTAL .....................    1,852    $408,998,667.46   100.00%
                                  =====    ===============   ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 68.58%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 1 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                             PERCENT                          WEIGHTED
                                                               OF       AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                              AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                NUMBER OF     PRINCIPAL     LOANS IN    BALANCE    AVERAGE    TERM TO     FICO       ORIGINAL
                                 MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
STATE                             LOANS      OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-----                           ---------  ---------------  --------  -----------  --------  ---------  --------  -------------
Arizona ......................      125    $ 26,822,816.33     6.56%   214,582.53    6.644      359        715        70.09
California ...................      371     103,207,181.44    25.23    278,186.47    6.577      359        710        61.13
Colorado .....................       45       9,908,432.78     2.42    220,187.40    6.537      358        725        73.02
Florida ......................      199      40,453,260.55     9.89    203,282.72    6.622      358        709        70.29
Georgia ......................       46       9,707,208.25     2.37    211,026.27    6.624      359        710        76.72
Illinois .....................       51      12,333,052.86     3.02    241,824.57    6.680      360        715        69.74
Massachusetts ................       41      10,040,599.50     2.45    244,892.67    6.553      357        699        62.90
Nevada .......................       77      17,322,775.41     4.24    224,971.11    6.576      359        716        72.42
New York .....................       45      11,803,720.00     2.89    262,304.89    6.571      357        714        61.04
North Carolina ...............       50       9,773,259.21     2.39    195,465.18    6.639      357        706        73.32
Oregon .......................       55      11,975,422.07     2.93    217,734.95    6.629      359        719        74.10
Pennsylvania .................       54      10,764,985.25     2.63    199,351.58    6.646      359        715        69.72
Texas.........................      134      21,938,937.29     5.36    163,723.41    6.644      359        725        77.55
Utah. ........................       45       8,263,908.91     2.02    183,642.42    6.628      357        721        77.05
Virginia......................       39      11,176,247.05     2.73    286,570.44    6.561      356        703        66.81
Washington ...................       49      11,706,120.82     2.86    238,900.42    6.583      359        708        70.75
Other (less than 2%) .........      426      81,800,739.74    20.00    192,020.52    6.617      359        712        71.10
                                  -----    ---------------   ------
   TOTAL .....................    1,852    $408,998,667.46   100.00%
                                  =====    ===============   ======

----------
(1) The Other row in the preceding table includes 30 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 0.424% of the mortgage loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                             PERCENT                          WEIGHTED
                                                               OF       AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                              AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE      AVERAGE
                                NUMBER OF     PRINCIPAL     LOANS IN    BALANCE    AVERAGE    TERM TO     FICO       ORIGINAL
                                 MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                      LOANS      OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------                    ---------  ---------------  --------  -----------  --------  ---------  --------  -------------
Refinance (cash-out) .........      648    $150,433,957.99    36.78%   232,151.17    6.617      358        692        59.30
Purchase .....................      927     196,881,793.71    48.14    212,385.97    6.601      359        730        75.71
Refinance (rate/term) ........      277      61,682,915.76    15.08    222,682.01    6.592      358        706        68.46
                                  -----    ---------------   ------
   TOTAL .....................    1,852    $408,998,667.46   100.00%
                                  =====    ===============   ======

                          TYPES OF MORTGAGED PROPERTIES

                                                             PERCENT                          WEIGHTED
                                                               OF       AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                              AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE      AVERAGE
                                NUMBER OF     PRINCIPAL     LOANS IN    BALANCE    AVERAGE    TERM TO     FICO       ORIGINAL
                                 MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                     LOANS      OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------                   ---------  ---------------  --------  -----------  --------  ---------  --------  -------------
2-4 Family Residence .........       89    $ 23,505,054.10     5.75%   264,101.73    6.673      359        719        66.38
Condominium Hotel ............        3         373,600.00     0.09    124,533.33    6.829      360        744        65.82
High-rise Condominium ........       13       2,902,908.37     0.71    223,300.64    6.594      359        710        65.95
Low-rise Condominium .........      106      21,477,052.34     5.25    202,613.70    6.622      359        722        70.80
Planned Unit Development .....      489     110,389,654.18    26.99    225,745.71    6.600      358        718        74.37
Single Family Residence ......     1152     250,350,398.47    61.21    217,318.05    6.600      358        708        66.09
                                  -----    ---------------   ------
   TOTAL .....................    1,852    $408,998,667.46   100.00%
                                  =====    ===============   ======

                               OCCUPANCY TYPES(1)

                                                             PERCENT                          WEIGHTED
                                                               OF       AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                              AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE      AVERAGE
                                NUMBER OF     PRINCIPAL     LOANS IN    BALANCE    AVERAGE    TERM TO     FICO       ORIGINAL
                                 MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------                  ---------  ---------------  --------  -----------  --------  ---------  --------  -------------
Investment Property ..........      145    $ 28,554,476.41     6.98%   196,927.42    6.725      359        733        67.46
Primary Residence ............     1592     356,028,500.44    87.05    223,635.99    6.596      358        709        68.20
Secondary Residence ..........      115      24,415,690.61     5.97    212,310.35    6.605      359        733        75.49
                                  -----    ---------------   ------
   TOTAL .....................    1,852    $408,998,667.46   100.00%
                                  =====    ===============   ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                             WEIGHTED
                                                         PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
REMAINING TERM                MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)           LOANS      OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------------         ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
360 .......................      780    $153,995,294.31     37.65%    197,429.86    6.620      360        712        68.87
359 .......................      791     174,324,088.10     42.62     220,384.44    6.617      359        713        68.78
358 .......................      144      38,717,548.28      9.47     268,871.86    6.590      358        714        65.69
357 .......................       65      22,584,198.07      5.52     347,449.20    6.529      357        709        69.60
356 .......................       33      10,570,741.41      2.58     320,325.50    6.498      356        721        68.85
355 .......................       10       2,738,073.76      0.67     273,807.38    6.487      355        686        66.96
354 .......................        5       1,082,442.07      0.26     216,488.41    6.517      354        729        77.91
353 .......................        2         699,330.54      0.17     349,665.27    6.607      353        736        83.04
352 .......................        1         396,618.26      0.10     396,618.26    6.375      352        746        58.82
351 .......................        1          81,297.34      0.02      81,297.34    6.500      351        682        78.10
350 .......................        1         209,600.34      0.05     209,600.34    6.125      350        658        80.00
349 .......................        1         390,805.00      0.10     390,805.00    6.625      349        686        60.03
335 .......................        1         208,153.74      0.05     208,153.74    6.625      335        793        58.72
325 .......................        3         503,881.47      0.12     167,960.49    6.679      325        697        75.49
323 .......................        2         418,372.63      0.10     209,186.32    6.583      323        743        88.03
322 .......................        1         133,880.33      0.03     133,880.33    6.750      322        631        41.00
310 .......................        1         323,452.42      0.08     323,452.42    6.875      310        661        55.74
302 .......................        1         151,488.74      0.04     151,488.74    6.500      302        776        95.00
300 .......................        1         251,100.00      0.06     251,100.00    6.875      300        627        71.13
240 .......................        3         425,000.00      0.10     141,666.67    6.208      240        758        58.42
239 .......................        3         323,507.19      0.08     107,835.73    6.337      239        770        37.32
238 .......................        1         398,339.74      0.10     398,339.74    6.375      238        700        80.00
114 .......................        1          71,453.72      0.02      71,453.72    6.750      114        796        56.77
                               -----    ---------------    ------
   TOTAL ..................    1,852    $408,998,667.46    100.00%
                               =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 1 was approximately 358 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                             WEIGHTED
                                                         PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
INTEREST ONLY                 MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PERIOD (MONTHS)                LOANS      OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------              ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
0 .........................     1516    $330,213,150.29     80.74%    217,818.70    6.605      358        710        67.12
120 .......................      335      78,385,517.17     19.17     233,986.62    6.608      359        722        74.73
180 .......................        1         400,000.00      0.10     400,000.00    6.375      359        756        68.97
                               -----    ---------------    ------
   TOTAL ..................    1,852    $408,998,667.46    100.00%
                               =====    ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                             WEIGHTED
                                                         PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
PREPAYMENT CHARGE             MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PERIOD (MONTHS)                LOANS      OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------              ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
0 .........................     1563    $346,744,079.98     84.78%    221,845.22    6.595      358        713        68.47
6 .........................        4       1,493,856.77      0.37     373,464.19    6.892      358        707        69.23
12 ........................       12       2,717,032.76      0.66     226,419.40    6.629      358        712        67.82
24 ........................        5         818,086.34      0.20     163,617.27    6.757      358        684        67.02
36 ........................       67      14,375,134.68      3.51     214,554.25    6.729      359        704        67.84
60 ........................      201      42,850,476.93     10.48     213,186.45    6.633      359        708        69.80
                               -----    ---------------    ------
   TOTAL ..................    1,852    $408,998,667.46    100.00%
                               =====    ===============    ======

                                  LOAN GROUP 2

                                MORTGAGE RATES(1)

                                                                                             WEIGHTED
                                                         PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
RANGE OF                      MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATES (%)             LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------           ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
 5.250 ....................        1    $    373,268.13      0.13%    373,268.13    5.250      356        690        57.25
 5.375 ....................       3        1,059,772.22      0.38     353,257.41    5.375      357        752        47.50
 5.500 ....................       7        2,382,209.71      0.85     340,315.67    5.500      356        701        68.77
 5.625 ....................      21        5,429,499.66      1.93     258,547.60    5.625      358        709        59.98
 5.750 ....................      84       27,631,731.89      9.84     328,949.19    5.750      355        722        65.11
 5.845 ....................       1          182,500.00      0.06     182,500.00    6.125      360        645        84.88
 5.875 ....................     203       59,454,256.58     21.17     292,878.11    5.875      355        720        66.36
 5.900 ....................       1          275,000.00      0.10     275,000.00    5.900      360        693        64.71
 5.905 ....................       2          327,290.00      0.12     163,645.00    6.375      360        651        89.91
 6.000 ....................     189       57,018,629.28     20.30     301,685.87    6.000      356        715        68.76
 6.125 ....................     165       45,613,493.82     16.24     276,445.42    6.125      357        719        67.57
 6.250 ....................     305       81,055,149.61     28.86     265,754.59    6.250      358        719        67.87
 6.300 ....................       1           88,000.00      0.03      88,000.00    6.500      360        788        88.00
                                ---     ---------------    ------
   TOTAL ..................     983     $280,890,800.90    100.00%
                                ===     ===============    ======

----------
(1) The lender acquired mortgage insurance mortgage loans in loan group 2 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 2 (net of such premiums) was approximately 6.026% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 2 was approximately 6.027% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                             WEIGHTED
                                                         PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
RANGE OF                     NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
CURRENT MORTGAGE              MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)    LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------------------  ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
      0.01 - 50,000.00 ....       4     $    168,792.17      0.06%     42,198.04    6.018      327        767        47.44
 50,000.01 - 100,000.00 ...      35        3,059,822.91      1.09      87,423.51    6.051      350        736        55.09
100,000.01 - 150,000.00 ...     129       16,185,474.55      5.76     125,468.79    6.071      358        721        64.66
150,000.01 - 200,000.00 ...     146       25,715,442.61      9.15     176,133.17    6.085      356        718        66.38
200,000.01 - 250,000.00 ...      99       22,599,056.80      8.05     228,273.30    6.072      357        719        69.86
250,000.01 - 300,000.00 ...      59       16,305,429.24      5.80     276,363.21    6.062      357        717        71.43
300,000.01 - 350,000.00 ...      51       16,569,349.26      5.90     324,889.20    6.103      359        713        69.17
350,000.01 - 400,000.00 ...     394      150,699,545.78     53.65     382,486.16    5.987      355        717        66.66
400,000.01 - 450,000.00 ...      49       20,092,557.58      7.15     410,052.20    6.097      358        717        68.64
450,000.01 - 500,000.00 ...       5        2,359,836.16      0.84     471,967.23    6.049      359        731        72.90
500,000.01 - 550,000.00 ...       2        1,038,167.26      0.37     519,083.63    5.936      357        716        67.83
550,000.01 - 600,000.00 ...       7        4,107,323.54      1.46     586,760.51    5.930      358        743        59.98
600,000.01 - 650,000.00 ...       2        1,249,906.98      0.44     624,953.49    6.000      360        702        68.99
700,000.01 - 750,000.00 ...       1          740,096.06      0.26     740,096.06    6.000      358        764        80.00
                                ---     ---------------    ------
   TOTAL ..................     983     $280,890,800.90    100.00%
                                ===     ===============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 2 was approximately $285,749.

                              FICO CREDIT SCORES(1)

                                                                                             WEIGHTED
                                                         PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
RANGE OF                      MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
FICO CREDIT SCORES             LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------           ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
619 and below .............       3     $    475,900.00      0.17%    158,633.33    5.828      360        597        53.32
620 - 639 .................      59       18,638,043.62      6.64     315,899.04    6.011      355        631        68.82
640 - 659 .................      82       23,539,397.80      8.38     287,065.83    6.043      358        649        68.55
660 - 679 .................     108       31,221,076.12     11.12     289,084.04    6.029      357        669        68.22
680 - 699 .................     111       31,007,764.78     11.04     279,349.23    6.036      354        690        65.19
700 - 719 .................     139       39,494,760.79     14.06     284,134.97    6.011      358        710        66.32
720 and above .............     481      136,513,857.79     48.60     283,812.59    6.029      356        763        67.30
                                ---     ---------------    ------
   TOTAL ..................     983     $280,890,800.90    100.00%
                                ===     ===============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 2 was approximately 718.

                    DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                                                                             WEIGHTED
                                                         PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                              MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
TYPE OF PROGRAM                LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------              ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
Clues .....................       4     $    885,464.13      0.32%    221,366.03    5.916      358        744        41.34
Full/Alternative ..........     330      101,191,373.25     36.03     306,640.53    5.970      356        698        69.76
No Income/No Asset ........      67       14,805,638.68      5.27     220,979.68    6.081      356        716        54.85
Preferred .................     268       82,330,975.13     29.31     307,205.13    6.010      355        753        65.41
Reduced ...................     295       76,484,445.33     27.23     259,269.31    6.112      357        710        68.67
Stated Income/Stated Asset       19        5,192,904.38      1.85     273,310.76    6.029      358        689        64.41
                                ---     ---------------    ------
   TOTAL ..................     983     $280,890,800.90    100.00%
                                ===     ===============    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                             WEIGHTED
                                                         PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
RANGE OF ORIGINAL             MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)       LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------     ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
50.00 and below ...........     164     $ 40,656,622.74     14.47%    247,906.24    6.031      351        722        40.78
50.01 - 55.00 .............      66       18,930,065.11      6.74     286,819.17    5.982      357        723        52.50
55.01 - 60.00 .............      80       25,680,765.35      9.14     321,009.57    5.971      358        710        57.55
60.01 - 65.00 .............      94       30,084,832.73     10.71     320,051.41    6.005      356        716        62.47
65.01 - 70.00 .............      74       23,470,961.06      8.36     317,175.15    6.013      356        725        67.79
70.01 - 75.00 .............      62       17,635,246.85      6.28     284,439.47    6.033      358        726        73.11
75.01 - 80.00 .............     401      113,383,415.22     40.37     282,751.66    6.054      357        715        79.41
80.01 - 85.00 .............       7        1,948,278.43      0.69     278,325.49    5.957      357        716        83.53
85.01 - 90.00 .............      23        6,023,020.39      2.14     261,870.45    6.058      358        713        88.53
90.01 - 95.00 .............      12        3,077,593.02      1.10     256,466.09    6.012      358        761        94.27
                                ---     ---------------    ------
   TOTAL ..................     983     $280,890,800.90    100.00%
                                ===     ===============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 67.21%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 2 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                             WEIGHTED
                                                         PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                              MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
STATE                          LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-----                        ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
Arizona ...................      40     $ 10,933,934.95      3.89%    273,348.37    6.071      358        717        69.49
California ................     305      103,981,073.73     37.02     340,921.55    6.004      355        710        63.03
Colorado ..................      35        9,013,821.36      3.21     257,537.75    6.094      353        731        72.37
Florida ...................      68       17,430,643.60      6.21     256,332.99    6.017      358        717        68.09
Georgia ...................      25        6,102,958.80      2.17     244,118.35    6.095      355        720        74.30
Hawaii ....................      21        8,777,586.52      3.12     417,980.31    5.980      359        725        65.15
Nevada ....................      67       17,470,319.78      6.22     260,751.04    6.060      358        729        72.49
New York ..................      30        9,049,054.97      3.22     301,635.17    6.070      348        720        60.58
Oregon ....................      23        5,655,780.73      2.01     245,903.51    6.080      358        724        66.81
Texas .....................      35        7,460,512.05      2.66     213,157.49    6.020      358        742        77.85
Virginia ..................      48       15,599,578.85      5.55     324,991.23    6.044      357        717        67.84
Washington ................      35       10,479,806.73      3.73     299,423.05    5.979      358        703        74.67
Other (less than 2%) ......     251       58,935,728.83     20.98     234,803.70    6.037      357        725        69.35
                                ---     ---------------    ------
   TOTAL ..................     983     $280,890,800.90    100.00%
                                ===     ===============    ======

----------
(1) The Other row in the preceding table includes 33 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 0.603% of the mortgage loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                                                             WEIGHTED
                                                         PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                              MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                   LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------                 ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
Refinance (cash-out) ......     408     $127,602,567.07     45.43%    312,751.39    6.008      357        697        63.47
Purchase ..................     402      108,276,526.55     38.55     269,344.59    6.054      357        741        73.32
Refinance (rate/term) .....     173       45,011,707.28     16.02     260,183.28    6.015      353        722        63.13
                                ---     ---------------    ------
   TOTAL ..................     983     $280,890,800.90    100.00%
                                ===     ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                             WEIGHTED
                                                         PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                              MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                  LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------                ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
2-4 Family Residence ......      19     $  6,668,101.53      2.37%    350,952.71    6.052      354        727        68.65
High-rise Condominium .....      11        2,927,629.30      1.04     266,148.12    6.019      358        775        75.25
Low-rise Condominium ......      68       16,445,668.90      5.85     241,848.07    6.072      358        736        72.87
Planned Unit Development ..     284       82,607,940.38     29.41     290,873.03    6.037      357        721        70.54
Single Family Residence ...     601      172,241,460.79     61.32     286,591.45    6.017      356        714        64.88
                                ---     ---------------    ------
   TOTAL ..................     983     $280,890,800.90    100.00%
                                ===     ===============    ======

                               OCCUPANCY TYPES(1)

                                                                                             WEIGHTED
                                                         PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                              MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                 LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------               ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
Investment Property .......      23     $  5,686,015.25      2.02%    247,218.05    6.030      356        731        64.50
Primary Residence .........     912      260,263,468.05     92.66     285,376.61    6.026      356        717        67.02
Secondary Residence .......      48       14,941,317.60      5.32     311,277.45    6.050      358        730        71.53
                                ---     ---------------    ------
   TOTAL ..................     983     $280,890,800.90    100.00%
                                ===     ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                             WEIGHTED
                                                         PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
REMAINING TERM                MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)           LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------------         ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
360 .......................     354      $76,238,004.60     27.14%    215,361.59    6.074      360        712        68.22
359 .......................     210       53,575,152.90     19.07     255,119.78    6.105      359        723        67.51
358 .......................      99       35,778,073.16     12.74     361,394.68    6.024      358        724        65.51
357 .......................     147       54,738,335.98     19.49     372,369.63    5.990      357        718        67.42
356 .......................      95       36,250,976.52     12.91     381,589.23    5.935      356        719        67.44
355 .......................      32       11,702,420.48      4.17     365,700.64    5.959      355        715        68.13
354 .......................       7        2,197,908.98      0.78     313,987.00    5.976      354        717        66.02
353 .......................       6        1,790,794.58      0.64     298,465.76    5.857      353        734        73.76
352 .......................       3          924,387.07      0.33     308,129.02    5.845      352        725        54.09
351 .......................       3        1,005,007.39      0.36     335,002.46    5.714      351        751        68.75
350 .......................       1          369,980.53      0.13     369,980.53    5.750      350        627        79.91
349 .......................       1          394,877.38      0.14     394,877.38    5.750      349        707        66.67
348 .......................       1          375,101.32      0.13     375,101.32    5.750      348        754        69.72
347 .......................       1          379,440.11      0.14     379,440.11    5.875      347        775        44.25
341 .......................       1          352,532.32      0.13     352,532.32    6.000      341        697        46.45
337 .......................       1           31,810.17      0.01      31,810.17    5.875      337        769        12.56
324 .......................       1          253,662.05      0.09     253,662.05    6.000      324        656        80.00
319 .......................       1           68,702.79      0.02      68,702.79    6.125      319        710        79.98
300 .......................       2          567,000.00      0.20     283,500.00    6.208      300        666        60.16
299 .......................       1          140,796.54      0.05     140,796.54    6.000      299        690        67.14
298 .......................       1          358,978.26      0.13     358,978.26    6.125      298        636        54.55
240 .......................       6          864,132.00      0.31     144,022.00    5.939      240        714        61.61
239 .......................       2          252,797.16      0.09     126,398.58    5.875      239        748        67.26
238 .......................       2          779,576.46      0.28     389,788.23    5.936      238        714        51.98
237 .......................       2          520,605.13      0.19     260,302.57    6.062      237        762        47.81
236 .......................       2          760,162.82      0.27     380,081.41    5.814      236        753        41.47
132 .......................       1          219,584.20      0.08     219,584.20    6.250      132        688        80.00
                                ---     ---------------    ------
   TOTAL ..................     983     $280,890,800.90    100.00%
                                ===     ===============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 2 was approximately 356 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                          PERCENT                          WEIGHTED
                                                            OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE      AVERAGE
                             NUMBER OF     PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
INTEREST ONLY PERIOD          MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
(MONTHS)                       LOANS      OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------------         ---------  ---------------  --------  -----------  --------  ---------  --------  -------------
0 .........................     827     $241,982,912.02    86.15%   292,603.28    6.016      356        717        66.40
120 .......................     153       38,308,438.88    13.64    250,381.95    6.104      359        723        73.06
180 .......................       3          599,450.00     0.21    199,816.67    5.731      360        724        22.69
                                ---     ---------------   ------
   TOTAL ..................     983     $280,890,800.90   100.00%
                                ===     ===============   ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                          PERCENT                          WEIGHTED
                                                            OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE      AVERAGE
                             NUMBER OF     PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
PREPAYMENT CHARGE PERIOD      MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
(MONTHS)                       LOANS      OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------     ---------  ---------------  --------  -----------  --------  ---------  --------  -------------
0 .........................     938     $266,031,109.02    94.71%   283,615.25    6.022      356        718        66.96
6 .........................       1          284,729.59     0.10    284,729.59    6.250      359        659        56.44
12 ........................       4        1,262,015.85     0.45    315,503.96    6.213      356        699        63.56
36 ........................      13        4,112,428.45     1.46    316,340.65    6.038      357        713        72.44
60 ........................      27        9,200,517.99     3.28    340,759.93    6.133      357        723        72.93
                                ---     ---------------   ------
   TOTAL ..................     983     $280,890,800.90   100.00%
                                ===     ===============   ======

                           SERVICING OF MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Expense Fees with respect to the mortgage pool are payable out of the interest payments on each mortgage loan. The Expense Fees will be 0.259% per annum of the Stated Principal Balance of each mortgage loan. The Expense Fees consist of:

          - the master servicing fee payable to the master servicer in respect of its master servicing activities; and

          - fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement.

     The master servicing fee will be 0.250% per annum of the Stated Principal Balance of each mortgage loan. The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the master servicing fee. The amount of the master servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described under "-- Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees, prepayment charges and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Expense Proceeds with respect to the mortgage loans as described under "Description of the Certificates --Fees and Expenses."

     The net mortgage rate of a mortgage loan is its mortgage rate (net of the interest premium charged by the related lenders for the lender acquired mortgage insurance mortgage loans, if any) less the sum of the master servicing fee and the trustee fee on the mortgage loan (expressed as a per annum percentage of its Stated Principal Balance).

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays a mortgage loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments on these mortgage loans are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day (or, in the case of the first Distribution Date, from February 1, 2006) through the last day of a calendar month will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans would result. Pursuant to the pooling and servicing agreement, the master servicing fee for any month will be reduced, but not by more than an amount equal to the product of one-twelfth of 0.125% and the aggregate Stated Principal Balance of the mortgage loans in such loan group as of the first day of the prior month ("Compensating Interest"), by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid mortgage loan on the related Distribution Date.

     If shortfalls in interest as a result of prepayments in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to certificateholders will be reduced by the amount of the excess. See "Description of the Certificates - Interest" in this free writing prospectus.

CERTAIN MODIFICATIONS AND REFINANCINGS

     Countrywide Home Loans, without prior approval from the Rating Agencies, will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the mortgage rates of their respective mortgage loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the mortgage loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-4CB will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 1-X, Class 2-X, Class PO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class P Certificates. Only the classes of certificates as described herein are offered by this free writing prospectus.

     When describing the certificates in this free writing prospectus, we use the following terms:

        DESIGNATION                   CLASSES/COMPONENTS OF CERTIFICATES
---------------------------  -------------------------------------------------
Group 1 Senior Certificates       Class 1-A-1, Class 1-A-2, Class 1-A-3,
                                  Class 1-A-4, Class 1-A-5, Class 1-A-6,
                             Class 1-A-7, Class 1-X and Class A-R Certificates
                                         and Class PO-1 Component

Group 2 Senior Certificates       Class 2-A-1, Class 2-A-2, Class 2-A-3,
                                  Class 2-A-4, Class 2-A-5, Class 2-A-6,
                                Class 2-A-7 and Class 2-X Certificates and
                                           Class PO-2 Component

        DESIGNATION                   CLASSES/COMPONENTS OF CERTIFICATES
---------------------------  -------------------------------------------------
Senior Certificate Group        Each of the Group 1 Senior Certificates and
                                        Group 2 Senior Certificates
   Senior Certificates            Group 1 Senior Certificates and Group 2
                                            Senior Certificates
Subordinated Certificates            Class M and Class B Certificates
   LIBOR Certificates            Class 1-A-3 and Class 1-A-4 Certificates
  Class X Certificates             Class 1-X and Class 2-X Certificates
  Class PO Certificates            Class PO-1 and Class PO-2 Components
  Class B Certificates        Class B-1, Class B-2, Class B-3, Class B-4 and
                                          Class B-5 Certificates
     Notional Amount
      Certificates           Class 1-A-4, Class 1-X and Class 2-X Certificates
  Offered Certificates          Senior Certificates, Class M, Class B-1 and
                                          Class B-2 Certificates

The certificates are generally referred to as the following types:

           CLASS                                    TYPE
--------------------------  ---------------------------------------------------
OFFERED CERTIFICATES
 Class 1-A-1                  Senior/Fixed Pass-Through Rate/Planned Balance/
                                      Accretion Directed/Super Senior
 Class 1-A-2                  Senior/Fixed Pass-Through Rate/Planned Balance/
                                           Accrual/ Super Senior
 Class 1-A-3                    Senior/Floating Pass-Through Rate/Accretion
                                            Directed/Companion
 Class 1-A-4                Senior/Inverse Floating Pass-Through Rate/Interest
                                           Only/Notional Amount
 Class 1-A-5                 Senior/Fixed Pass-Through Rate/Accrual/Companion
 Class 1-A-6                  Senior/Fixed Pass-Through Rate/NAS/Super Senior
 Class 1-A-7                    Senior/Fixed Pass-Through Rate/NAS/Support
 Class 1-X                   Senior/Variable Pass-Through Rate/Interest Only/
                                              Notional Amount
 Class 2-A-1                Senior/Fixed Pass-Through Rate/Accretion Directed/
                                               Super Senior
 Class 2-A-2                Senior/Fixed Pass-Through Rate/Accrual/Super Senior
 Class 2-A-3                  Senior/Fixed Pass-Through Rate/Planned Balance/
                                               Super Senior
 Class 2-A-4                     Senior/Fixed Pass-Through Rate/Companion
 Class 2-A-5                          Senior/Fixed Pass-Through Rate
 Class 2-A-6                  Senior/Fixed Pass-Through Rate/NAS/Super Senior
 Class 2-A-7                    Senior/Fixed Pass-Through Rate/NAS/Support
 Class 2-X                     Senior/Notional Amount/Interest Only/Variable
                                             Pass-Through Rate
 Class PO                             Senior/Principal Only/Component
 Class A-R                                    Senior/Residual
 Subordinated Certificates        Subordinate/Variable Pass-Through Rate

     The Class B-3, Class B-4, Class B-5 and Class P Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5 and Class P Certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances and initial notional amounts are set forth in the "Summary -- Description of the Certificates."

     The senior certificates will have an initial aggregate class certificate balance of approximately $662,291,636, and will evidence in the aggregate an initial beneficial ownership interest of approximately 96.00% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                     INITIAL BENEFICIAL
CLASS OF SUBORDINATED CERTIFICATES   OWNERSHIP INTEREST
----------------------------------   ------------------
Class M ..........................          2.00%
Class B-1 ........................          0.70%
Class B-2 ........................          0.40%
Class B-3 ........................          0.40%
Class B-4 ........................          0.30%
Class B-5 ........................          0.20%

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal,

     -    the amount of Realized Losses allocated to the class,

     - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses," and in the case of the Class 1-A-2, Class 1-A-5 and Class 2-A-2 Certificates, increased by

     - all interest accrued and added to their respective Class Certificate Balances prior to that Distribution Date;

The Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries on the mortgage loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

COMPONENT CLASSES

     Solely for purposes of calculating distributions and allocating losses, the Class PO Certificates will be made up of multiple components having the designations and initial component balances set forth below as of the closing date:

                                      INITIAL
                                     COMPONENT
DESIGNATION                           BALANCE
-----------                          ---------
Class PO-1 Component .............    $126,322
Class PO-2 Component .............    $398,214

     The component balance with respect to any component as of any Distribution Date is the initial component balance thereof on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates.

     The Class Certificate Balance of the Class PO Certificates on any Distribution Date will be equal to the aggregate of the component balances described above on that Distribution Date. The components comprising the Class PO Certificates will not be separately transferable from the Class PO Certificates. As used in this free writing prospectus, "Class PO Component" will mean the Class PO-1 Component or the Class PO-2 Component, as applicable.

NOTIONAL AMOUNT CERTIFICATES

     The Class 1-A-4, Class 1-X and Class 2-X Certificates are notional amount certificates.

     The notional amount of the Class 1-A-4 Certificates for any Distribution Date will be equal to the Class Certificate Balance of the Class 1-A-3 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 1-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

     The notional amount of the Class 2-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in a fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that, in the aggregate, will equal the aggregate initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Certificates -- Book-Entry Certificates," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates -- Book-Entry Certificates" in the prospectus.

     Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

     The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

     LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

     If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Certificates -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- LIBOR."

     If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 4.57%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          - all payments on account of principal on the mortgage loans, including principal prepayments;

          - all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

          - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          -    all substitution adjustment amounts; and

          -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Certificates" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses";

          - to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such Advance was made;

          - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

          - to reimburse the master servicer for insured expenses from the related insurance proceeds;

          - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

          - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          - to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any prepayment charges received and (c) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          - the aggregate amount remitted by the master servicer to the trustee; and

          - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          -    to pay the trustee fee to the trustee;

          - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

     The Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund may be invested by the trustee in permitted investments at the direction of UBS Securities LLC. If the trustee does not receive written directions regarding investment, it will invest all funds in the Corridor Contract Reserve Fund in respect of amounts received under the Corridor Contract in The Bank of New York cash reserves. Any net investment earnings will be retained in the Corridor Contract Reserve Fund until withdrawn upon the earlier of the reduction of the Class Certificate Balance of the Class 1-A-3 Certificates to zero and the termination of the pooling and servicing agreement. Any losses incurred in the Corridor Contract Reserve Fund in respect of the investment will be charged against amounts on deposit in the Corridor Contract Reserve Fund (or the investments) immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Corridor Contract Reserve Fund and made in accordance with the pooling and servicing agreement.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

   TYPE / RECIPIENT (1)                    AMOUNT                  GENERAL PURPOSE             SOURCE (2)              FREQUENCY
--------------------------   ----------------------------------   ----------------   -----------------------------   ------------
FEES

Master Servicing Fee /       One-twelfth of the Stated            Compensation       Amounts on deposit in the            Monthly
Master Servicer              Principal Balance of each mortgage                      Certificate Account
                             loan multiplied by the master                           representing payments of
                             servicing fee rate (3)                                  interest and application of
                                                                                     liquidation proceeds with
                                                                                     respect to that mortgage loan

                             -    All late payment fees,          Compensation       Payments made by obligors       Time to time
                                  assumption fees and other                          with respect to the mortgage
                                  similar charges (excluding                         loans
                                  prepayment charges)

                             -    All investment income           Compensation       Investment income related to         Monthly
                                  earned on amounts on deposit                       the Certificate Account and
                                  in the Certificate Account                         the Distribution Account
                                  and Distribution Account.

                             -    Excess Proceeds (4)             Compensation       Liquidation proceeds and        Time to time
                                                                                     Subsequent Recoveries

Trustee Fee (the "Trustee    One-twelfth of the Trustee Fee       Compensation       Amounts on deposit in the            Monthly
Fee") / Trustee              Rate multiplied by the aggregate                        Certificate Account or the
                             Stated Principal Balance of the                         Distribution Account
                             outstanding mortgage loans. (5)

EXPENSES

Insured expenses / Master    Expenses incurred by the Master      Reimbursement of   To the extent the expenses      Time to time
Servicer                     Servicer                             Expenses           are covered by an insurance
                                                                                     policy with respect to the
                                                                                     mortgage loan

Servicing Advances /         To the extent of funds available,    Reimbursement of   With respect to each            Time to time
Master Servicer              the amount of any Servicing          Expenses           mortgage loan, late
                             Advances.                                               recoveries of the payments
                                                                                     of the costs and expenses,
                                                                                     liquidation proceeds,
                                                                                     Subsequent Recoveries,
                                                                                     purchase proceeds or
                                                                                     repurchase proceeds for that
                                                                                     mortgage loan (6)

Indemnification expenses /   Amounts for which the sellers, the   Indemnification    Amounts on deposit on the            Monthly
the sellers, the master      master servicer and depositor are                       Certificate Account
servicer and the depositor   entitled to indemnification (7)

----------

(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "-- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicer Fee Rate for each mortgage loan will be 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full, as described in this free writing prospectus under "Servicing of Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) "Excess Proceeds" with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in March 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions on the group 1 senior certificates and the group 2 senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group, and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the senior certificates related to such other loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates as described in the preceding sentence and payments in respect of Class PO Deferred Amounts. These distributions will be made in the following order of priority:

     - to interest on each interest-bearing class of senior certificates relating to each loan group, pro rata, based on their respective interest distribution amounts;

     - to principal of the classes and components of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal," in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and/or components on the Distribution Date;

     - to any Class PO Deferred Amounts with respect to the applicable Class PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

     - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

     -    any remaining available amounts, to the Class A-R Certificates.

     "Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

     - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender acquired primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

     - all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts and the Compensating Interest; and

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

     LIBOR Certificates.

     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

                      INITIAL         MAXIMUM/MINIMUM    FORMULA FOR CALCULATION OF CLASS
CLASS            PASS-THROUGH RATE   PASS-THROUGH RATE           PASS-THROUGH RATE
-----            -----------------   -----------------   --------------------------------
Class 1-A-3...         5.27%            6.00%/0.70%                LIBOR + 0.70%
Class 1-A-4...         0.73%            5.30%/0.00%               5.30% - LIBOR

     Class 1-X and Class 2-X Certificates

     The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the

Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.35964% per annum.

     The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 5.50%. The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.31671% per annum.

     Subordinated Certificates

     The pass-through rate for each class of subordinated certificates for the Interest Accrual Period related to any Distribution Date will be a per annum rate equal to the sum of:

     - 6.00% multiplied by the excess of the loan group 1 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 1 senior certificates immediately prior to that Distribution Date, and

     - 5.50% multiplied by the excess of the loan group 2 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 2 senior certificates immediately prior to that Distribution Date, divided by the aggregate of the Class Certificate Balances of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first Interest Accrual Period will be approximately 5.79642% per annum.

     The Class PO Certificates are principal only certificates and will not bear interest.

     Interest Entitlement. With respect to each Distribution Date for all of the interest- bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This "Interest Distribution Amount" for any class will be equal to the sum of:

     - interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

     - the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on the prior Distribution Dates and not subsequently distributed or accreted (which are called unpaid interest amounts).

     The Class 1-A-2, Class 1-A-5 and Class 2-A-2 Certificates are accrual certificates. Interest will accrue on the Class 1-A-2 and Class 1-A-5 Certificates during each interest accrual period at a per annum rate of 6.00%. Interest will accrue on the Class 2-A-2 Certificates during each interest accrual period at a per annum rate of 5.50%. However, interest will not be distributed on the Class 1-A-2, Class 1-A-5 and the Class 2-A-2 Certificates until the related Accrual Termination Date, which is the earlier of

     - the date on which the Class Certificate Balance of each class of subordinated certificates is reduced to zero; and

     - in the case of the Class 1-A-2 Certificates, the Distribution Date on which the Class Certificate Balance of the Class 1-A-1 Certificates is reduced to zero; or

     - in the case of the Class 1-A-5 Certificates, the Distribution Date on which the aggregate Class Certificate Balance of the Class 1-A-3 Certificates is reduced to zero; or

     - in the case of the Class 2-A-2 Certificates, the Distribution Date on which the Class Certificate Balance of the Class 2-A-1 Certificates is reduced to zero.

This accrued and unpaid interest will be added to the respective Class Certificate Balances of the Class 1-A-2, Class 1-A-5 and Class 2-A-2 Certificates on the related Distribution Date.

     For each Distribution Date, on or prior to the Corridor Contract Termination Date, on which LIBOR exceeds 5.30%, in addition to the interest distribution amount described above, the Class 1-A-3 Certificates will also be entitled to receive the related yield supplement amount from payments distributed to the trustee with respect to the Corridor Contract. See "--The Corridor Contract" in this free writing prospectus.

     The Class PO Certificates are principal only certificates and will not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates (other than the Class PO Certificates) and (b) each of the loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

     - any net prepayment interest shortfalls for that loan group and Distribution Date, and

     - the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

     With respect to any Distribution Date, a "net prepayment interest shortfall" for each loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group exceeds the sum of (x) the Compensating Interest for that loan group and Distribution

Date and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfalls for that loan group.

     A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the related Master Servicing Fee Rate on the Stated Principal Balance of the mortgage loan.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Pooling and Servicing Agreement--Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

     A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior and subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

     For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "Assumed Balance" for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date); provided, however, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls will be allocated to the subordinated certificates based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete on that Distribution Date.

     Each class' pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive or accrete on the Distribution Date.

     If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates related to that loan group, interest will be distributed or accreted on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive or accrete in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

THE CORRIDOR CONTRACT

     The Class 1-A-3 Certificates will have the benefit of an interest rate corridor contract (the "Corridor Contract"), beginning in March 2006. The Corridor Contract will be evidenced by a confirmation between UBS Real Estate Securities, Inc. ("UBS Real Estate") and UBS AG, London ("UBS AG" or the "Contract Corridor Counterparty"), each an affiliate of UBS Securities LLC.

     Pursuant to the Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Corridor Contract, as if such an ISDA Master Agreement had been executed by UBS Real Estate and the Corridor Contract Counterparty on the date that the Corridor Contract was executed. The Corridor Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc. On the closing date, UBS Real Estate will assign its rights under the Corridor Contract to The Bank of New York, as trustee, on behalf of the issuing entity.

     With respect to the Corridor Contract and any Distribution Date beginning with the Distribution Date in March 2006 on or prior to the Distribution Date in December 2010 (the "Corridor Contract Termination Date"), the amount payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) 8.80% over (y) 5.30%,
(ii) the lesser of (A) the Corridor Contract Notional Balance and (B) the Class Certificate Balance of the Class 1-A-3 Certificates immediately prior to such Distribution Date, and (iii) one-twelfth.

     On or prior to the Corridor Contract Termination Date, amounts (if any) received under the Corridor Contract by the trustee for the benefit of the issuing entity in respect of the Corridor Contract will be used to pay the Yield Supplement Amount, as described below under "-- The Corridor Contract Reserve Fund." Amounts received on the Corridor Contract will not be available to make interest distributions on any class of certificates other than the Class 1-A-3 Certificates.

     The "Corridor Contract Notional Balance" is as described in the following table:

                    CORRIDOR CONTRACT
     MONTH OF        NOTIONAL BALANCE
DISTRIBUTION DATE          ($)
-----------------   -----------------
March 2006 ......     125,646,000.00
April 2006 ......     123,463,850.87
May 2006 ........     121,057,828.05
June 2006 .......     118,434,070.56
July 2006 .......     115,599,634.78
August 2006 .....     112,562,476.95
September 2006 ..     109,331,430.64
October 2006 ....     105,916,179.42
November 2006 ...     102,327,224.37
December 2006 ...      98,575,847.05
January 2007 ....      94,674,067.60
February 2007 ...      90,832,415.62
March 2007 ......      87,098,002.32
April 2007 ......      83,469,135.90
May 2007 ........      79,943,587.57
June 2007 .......      76,519,171.90
July 2007 .......      73,193,745.89
August 2007 .....      69,965,208.28
September 2007 ..      66,831,498.66
October 2007 ....      63,790,596.80
November 2007 ...      60,840,521.79
December 2007 ...      57,979,331.40
January 2008 ....      55,205,121.26
February 2008 ...      52,516,024.18
March 2008 ......      49,910,209.48
April 2008 ......      47,385,882.24
May 2008 ........      44,941,282.67
June 2008 .......      42,574,685.42
July 2008 .......      40,284,398.93
August 2008 .....      38,068,764.81
September 2008 ..      35,926,157.18
October 2008 ....      33,854,982.10
November 2008 ...      31,853,676.91
December 2008 ...      29,920,709.71
January 2009 ....      28,054,578.66
February 2009 ...      26,253,811.55
March 2009 ......      24,516,965.14
April 2009 ......      22,842,624.65
May 2009 ........      21,229,403.20
June 2009 .......      19,675,941.32
July 2009 .......      18,180,906.36
August 2009 .....      16,742,992.08
September 2009 ..      15,360,918.00
October 2009 ....      14,033,429.12
November 2009 ...      12,759,295.22
December 2009 ...      11,537,310.52
January 2010 ....      10,366,293.19
February 2010 ...       9,245,084.88
March 2010 ......       8,172,550.27
April 2010 ......       7,147,576.66
May 2010 ........       6,169,073.48
June 2010 .......       5,235,971.96
July 2010 .......       4,347,224.62
August 2010 .....       3,501,804.93
September 2010 ..       2,698,706.87
October 2010 ....       1,936,944.59
November 2010 ...       1,215,551.94
December 2010 ...         533,582.19
January 2011 and
thereafter ......               0.00

     The Corridor Contract is scheduled to remain in effect up to the Corridor Contract Termination Date. The Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty or the issuing entity, the failure by the Corridor Contract Counterparty (within one business day after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract, failure by the Corridor Contract Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under the Corridor Contract and the Corridor Contract becoming illegal or subject to certain kinds of taxation.

     It will be an additional termination event under the Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections 229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity and (ii) satisfies any rating requirement set forth in the Corridor Contract.

     If the Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Corridor Contract Counterparty will be paid to the trustee and will be deposited into the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the Class 1-A-3 Certificates, until the Corridor Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the trustee.

     The pooling and servicing agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of the Corridor Contract or in any other circumstance.

     The significance percentage for the Corridor Contract is less than 10%. The "significance percentage" for the Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class Certificate Balance of the Class 1-A-3 Certificates. The "significance estimate" of the Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     UBS AG and subsidiaries, with headquarters in Zurich, Switzerland and Basel, Switzerland, provide wealth management, global investment banking and securities services on a global basis. UBS AG is incorporated and domiciled in Switzerland and operates under Swiss Company Law and Swiss Federal Banking Law as an Aktiengesellschaft, a corporation that has issued shares of common stock to investors. UBS AG has a long-term rating of "AA+" from S&P and a long-term rating of "Aa2" from Moody's.

     The offered certificates do not represent an obligation of the Corridor Contract Counterparty. The holders of the offered certificates are not parties to or beneficiaries under the Corridor Contract and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under the Corridor Contract.

     Each Corridor Contract will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

THE CORRIDOR CONTRACT RESERVE FUND

     The pooling and servicing agreement will require the trustee to establish an account (the "Corridor Contract Reserve Fund"), which will be held by the trustee on behalf of the holders of the Class 1-A-3 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC.

     On each Distribution Date, the trustee will deposit in the Corridor Contract Reserve Fund any amounts received in respect of the Corridor Contract for the related interest accrual period. On each Distribution Date, such amounts received in respect of the Corridor Contract will be distributed to the Class 1-A-3 Certificates to the extent necessary to pay the current Yield Supplement Amount. Any amounts remaining in the Corridor Contract Reserve Fund will be distributed to UBS Securities LLC and will not be available to make payments on the Class 1-A-3 Certificates or any future Distribution Date.

     For any Distribution Date, on or prior to the Corridor Contract Termination Date, on which LIBOR exceeds 5.30%, the Yield Supplement Amount will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the Class 1-A-3 Certificates immediately prior to such Distribution Date at a rate equal to the excess of (i) the lesser of LIBOR and 8.80% over (ii) 5.30%.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated as described under "--Priorities of Distributions Among Certificates" between the related Class PO Component, on the one hand, and the related senior certificates (other than the related notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a "Discount mortgage loan") will be determined as follows:

DISCOUNT MORTGAGE LOANS   NET MORTGAGE RATE          NON-PO PERCENTAGE OF
     IN LOAN GROUP        FOR MORTGAGE LOAN         DISCOUNT MORTGAGE LOAN
-----------------------   -----------------   ----------------------------------
           1               Less than 6.00%    Net mortgage rate divided by 6.00%
           2               Less than 5.50%    Net mortgage rate divided by 5.50%

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a "Non-Discount mortgage loan") will be 100%.

NON-DISCOUNT MORTGAGE         NET MORTGAGE RATE
 LOANS IN LOAN GROUP          FOR MORTGAGE LOAN
---------------------   -----------------------------
          1             Greater than or equal to 6.00%
          2             Greater than or equal to 5.50%

     The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below:

 DISCOUNT MORTGAGE          PO PERCENTAGE OF
LOANS IN LOAN GROUP      DISCOUNT MORTGAGE LOAN
-------------------   ----------------------------
         1            (6.00% -- net mortgage rate)
                            divided by 6.00%
         2            (5.50% -- net mortgage rate)
                            divided by 5.50%

     The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the related Class PO Component and the notional amount certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date and loan group will equal the sum of:

     (i)  the sum of the applicable Non-PO Percentage of

          (a) all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

          (b) the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

          (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to the Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e) with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

          (f) all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period; and

     (ii) (A) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Class 1-A-2 Accrual Amount. On each Distribution Date up to and including the Accrual Termination Date, the amount of accrued interest on the Class 1-A-2 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Accrual Amount") will be distributed as principal, sequentially, to the Class 1-A-1 and 1-A-2 Certificates, until their respective Class Certificate Balances are reduced to zero.

     Class 1-A-5 Accrual Amount. On each Distribution Date up to and including the Accrual Termination Date, the amount of accrued interest on the Class 1-A-5 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Accrual Amount") will be distributed as principal, sequentially, to the Class 1-A-3 and 1-A-5 Certificates, until their respective Class Certificate Balances are reduced to zero.

     Class 2-A-2 Accrual Amount. On each Distribution Date up to and including the Accrual Termination Date, the amount of accrued interest on the Class 2-A-2 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Accrual Amount") will be distributed as principal, sequentially, to the Class 2-A-1 and 2-A-2 Certificates, until their respective Class Certificate Balances are reduced to zero.

     Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount related to each loan group, in each case up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal to the following classes of senior certificates, in the following order of priority:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

     - sequentially, to the following classes of certificates in the following order of priority:

          (1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

          (2) concurrently, to the Class 1-A-6 and Class 1-A-7 Certificates, pro rata, the Group 1 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

          (3) sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date;

          (4) sequentially, to the Class 1-A-3 and Class 1-A-5 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

          (5) sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, without regard to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

          (6) concurrently, to the Class 1-A-6 and Class 1-A-7 Certificates, pro rata, without regard to the Group 1 Priority Amount, until their respective Class Certificate Balances are reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

     - sequentially, to the following classes of certificates in the following order of priority:

          (1) concurrently, to the Class 2-A-6 and Class 2-A-7 Certificates, pro rata, the Group 2 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

          (2) concurrently, (A) 48.914012709% sequentially, to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and
               (B) 51.085987291% in the following order of priority:

               (i) to the Class 2-A-3 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Planned Balance for that Distribution Date;

               (ii) to the Class 2-A-4 Certificates, until its Class Certificate
                    Balance is reduced to zero;

               (iii) to the Class 2-A-3 Certificates, without regard to its
                    Planned Balance, until its Class Certificate Balance is reduced to zero; and

               (iv) to the Class 2-A-5 Certificates, until its Class Certificate
                    Balance is reduced to zero; and

          (3) concurrently, to the Class 2-A-6 and Class 2-A-7 Certificates, pro rata, without regard to the Group 2 Priority Amount, until their respective Class Certificate Balances are reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for loan group 1 and loan group 2 will be distributed, concurrently, as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

     The capitalized terms used herein shall have the following meanings:

     "Group 1 Priority Amount" for any Distribution Date will equal to the lesser of (x) 98% of the Senior Principal Distribution Amount for loan group 1 for such Distribution Date and (y) the sum of (i) the product of (A) the Senior Percentage for loan group 1, (B) the Scheduled Principal Distribution Amount for loan group 1, (C) the Shift Percentage and (D) the Group 1 Priority Percentage and (ii) the product of (A) the Senior Prepayment Percentage for loan group 1,
(B) the Unscheduled Principal Distribution Amount for loan group 1, (C) the Prepayment Shift Percentage and (D) the Group 1 Priority Percentage.

     "Group 1 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the sum of (x) $28,630,000 and (y) the aggregate Class Certificate Balance of the Class 1-A-6 and Class 1-A-7 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the Group 1 Senior Certificates (other than the Class PO-1 Component) immediately prior to such Distribution Date.

     "Group 2 Priority Amount" for any Distribution Date will equal to the lesser of (x) 98% of the Senior Principal Distribution Amount for loan group 2 for such Distribution Date and (y) the sum of (i) the product of (A) the Senior Percentage for loan group 2, (B) the Scheduled Principal Distribution Amount for loan group 2, (C) the Shift Percentage and (D) the Group 2 Priority Percentage and (ii) the product of (A) the Senior Prepayment Percentage for loan group 2,
(B) the Unscheduled Principal Distribution Amount for loan group 2, (C) the Prepayment Shift Percentage and (D) the Group 2 Priority Percentage.

     "Group 2 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the sum of (x) $19,662,000 and (y) the aggregate Class Certificate Balance of the Class 2-A-6 and Class 2-A-7 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the Group 2 Senior Certificates (other than the Class PO-2 Component) immediately prior to such Distribution Date.

     "Scheduled Principal Distribution Amount" for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through
(d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

     "Unscheduled Principal Distribution Amount" for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan and (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and
(iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

     "Prepayment Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Prepayment Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

     "Shift Percentage" for any Distribution Date occurring in the first five years beginning on the first Distribution Date will equal 0%. The Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will equal 100%.

     "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from February 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

     - the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of "Non-PO Formula Principal Amount" for that loan group and Distribution Date,

     - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

          - the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

          - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

     -    the sum of

          - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

          - the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the mortgage loans in the mortgage pool, as opposed to the mortgage loans in the related loan group.

     If on any Distribution Date the allocation to the class or classes of senior certificates (other than the related Class PO Component) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class

Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

     "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

     - any previous partial payments and liquidation proceeds received and to the payment of principal due on that Due Date and irrespective of any delinquency in payment by the related borrower; and

     - liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period.

     The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

     The "loan group principal balance" with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

     The "Senior Percentage" of a senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group (other than the related Class PO Component and the notional amount certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date); provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the related Class PO Component and the notional amount certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to such Distribution Date. For any Distribution Date on and prior to a Senior Termination Date, the Subordinated Percentage for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After a Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

     The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related Class PO Component and the notional amount certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

     The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

     The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

     - for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

     - for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will once again equal 100%).

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

     - the outstanding principal balance of all mortgage loans in a loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%, and

     - cumulative Realized Losses on the mortgage loans in each loan group do not exceed

          - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the mortgage loans in that loan group, in each case as of the cut-off date or (ii) if such date is after a Senior Termination Date, the aggregate of the principal balances of the subordinated certificates as of the closing date (in either case, the "original subordinate principal balance"),

          - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

          - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

          - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

          - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

     The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Component) is reduced to zero.

     Cross-Collateralization due to Disproportionate Realized Losses in one Loan Group

     If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, other than the related Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, an "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that Undercollateralized Group, other than the related Class PO Component and related notional amount certificates, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an "Undercollateralization Distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

     Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

     The "Non-PO Pool Balance" for any loan group and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

     All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

     Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all loan groups, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

     For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

     For any Distribution Date and any class of Subordinated Certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

     On the date of issuance of the certificates, the characteristics of the certificates listed below are expected to be as follows:

                           Beneficial     Initial Credit        Original
                           Interest in      Enhancement     Applicable Credit
                         Issuing Entity        Level       Support Percentage
                         --------------   --------------   ------------------
Senior Certificates ..       96.00%            4.00%               N/A
Class M ..............        2.00%            2.00%              4.00%
Class B-1 ............        0.70%            1.30%              2.00%
Class B-2 ............        0.40%            0.90%              1.30%
Class B-3 ............        0.40%            0.50%              0.90%
Class B-4 ............        0.30%            0.20%              0.50%
Class B-5 ............        0.20%            0.00%              0.20%

     For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

     The "Subordinated Principal Distribution Amount" for each loan group and any Distribution Date will equal

     -    the sum of

          - the related Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of "Non-PO Formula Principal Amount" for that loan group and that Distribution Date,

          - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

          - the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

          - the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

     - reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

     On any Distribution Date after a Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the mortgage loans in the mortgage pool as opposed to the mortgage loans in the related loan group.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of each Class PO Component will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for the Distribution Date and (y) the product of

     - Available Funds for that loan group remaining after distribution and accretion of interest on the senior certificates in the related senior certificate group, and

     - a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to the related senior certificate group (other than the related notional amount certificates and the related Class PO Component) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution and accretion of interest on the related senior certificate group and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

     The "PO Formula Principal Amount" for any Distribution Date and each Class PO Component will equal the sum of

     -    the sum of the applicable PO Percentage of

          - all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

          - the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

          - the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for the Distribution Date,

          - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan,

          - all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period, and

     - with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement and any Available Funds for any loan group remaining after payment of interest on and principal of the senior certificates and Class PO Deferred Amounts on the related Class PO Component and interest on and principal of the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related Class PO Component until the component balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related Class PO Component, on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of both the loan groups for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related Class PO Component before distributions of principal of the subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce



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the component balance of the related Class PO Component. The Class PO Deferred
Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     For purposes of allocating losses on the mortgage loans in any loan group to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates.

     The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated:

     - first to the subordinated certificates, in the reverse order of their priority of distribution (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

     - second, to the senior certificates of the related senior certificate group (other than the related Class PO Component and the notional amount certificates) pro rata, based upon their respective Class Certificate Balances or, in the case of the Class 1-A-2, Class 1-A-5 and Class 2-A-2 Certificates, on the basis of the lesser of its Class Certificate Balance immediately prior to that Distribution Date and their respective initial Class Certificate Balances, except that the Non-PO Percentage of (x) any Realized Losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-1, Class 1-A-2 and Class 1-A-6 Certificates will instead be allocated to the Class 1-A-7 Certificates and (y) a portion of Realized Losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-6 Certificates will instead be allocated to the Class 2-A-7 Certificates concurrently as follows: (i) the first $4,348,000 of Realized Losses that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-7 Certificates and (ii) the first $6,193,000 of Realized Losses that would otherwise be allocated to the Class 2-A-2, Class 2-A-3 and Class 2-A-6 Certificates, in the aggregate, will instead be allocated to the Class 2-A-7 Certificates, in each case until the Class Certificate Balance of the Class 2-A-7 Certificates is reduced to zero.

     Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates and the notional amount certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

     A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.



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     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.



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